EXHIBIT 23.2

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated June 25, 2007, on the financial statements of U.S. Geothermal Inc., as of March 31, 2007 and the period then ended, and the inclusion of our name under the heading “Experts” in the Form S-1 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

July 23, 2007